The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

  Filed Pursuant to rule 424(b)(5)
 Registration No. 333-294392

Subject to Completion, dated August 27, 2026

PROSPECTUS SUPPLEMENT

To Prospectus dated March 27, 2026

American Depositary Shares

Pre-Funded Warrants to Purchase American Depositary Shares

Series A Warrants to Purchase American Depositary Shares

Series B Warrants to Purchase American Depositary Shares

We are offering American Depositary Shares (“ADSs”), each representing five hundred (500) of our ordinary shares, no par value, at a public offering price of per ADS and accompanying warrants. We are also offering to certain investors, in lieu of ADSs, pre-funded warrants to purchase ADSs at a public offering price of $ per pre-funded warrant and accompanying warrants, which is equal to the public offering price per ADS and accompanying warrants less $0.0001 (“Pre-Funded Warrants”). Each ADS and each Pre-Funded Warrant will be accompanied by Series A warrants to purchase ADSs (the “Series A Warrants”) and Series B warrants to purchase ADSs (the “Series B Warrants”). The Series A Warrants will have an exercise price equal to 115% of the public offering price per ADS and accompanying warrants, and the Series B Warrants will have an exercise price equal to 125% of the public offering price per ADS and accompanying warrants, as applicable. This prospectus supplement also relates to the offering of the ADSs issuable upon exercise of such Pre-Funded Warrants, Series A Warrants and Series B Warrants (the “Warrant Shares”).

The ADSs and Pre-Funded Warrants will be sold in a fixed combination with the Series A warrants and Series B warrants, with each ADS and Pre-Funded Warrant that we sell in this offering being accompanied by a Series A Warrant and a Series B Warrant. The ADSs, Pre-Funded Warrants, Series A warrants, and Series B warrants are immediately separable and will be issued separately, but can only be purchased together in the offering.

The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will not be listed on any national securities exchange or nationally recognized trading system.

The ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA.” On August 26, 2026, the last reported sale price of the ADSs on Nasdaq was $14.60 per ADS.

See “Underwriting” beginning on page S-17 of this prospectus supplement for a description of the compensation payable to the underwriters.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in the Securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Public offering price	US$	US$	US$
Underwriting discounts and commissions and warrant exercise fee (1)	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

(1)	See “Underwriting” for a description of the underwriting discounts, commissions and warrant exercise fee payable to the underwriters.

The underwriters expect to deliver the ADSs, Pre-Funded Warrants and accompanying Series A Warrants and Series B Warrants to purchasers on or about , 2026.

Joint Bookrunning Managers

Leerink Partners	Guggenheim Securities

Co-Managers

BTIG	Laidlaw & Company	Needham & Company

The date of this prospectus supplement is          , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

Page
ABOUT THIS PROSPECTUS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	4
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF SHARE CAPITAL	5
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	16
DESCRIPTION OF WARRANTS	23
PLAN OF DISTRIBUTION	24
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
ENFORCEABILITY OF CIVIL LIABILITIES	29
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of the Securities. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus form part of the registration statement on Form F-3 (File No. 333-294392) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we are conducting an underwritten public offering of ADSs, each representing five hundred (500) of our ordinary shares, at a public offering price of $ per ADS and accompanying warrants and, in lieu of ADSs for certain investors, Pre-Funded Warrants to purchase ADSs at a public offering price of $ per Pre-Funded Warrant and accompanying warrants, which is equal to the public offering price per ADS and accompanying warrants less $0.0001. Each ADS and each Pre-Funded Warrant will be accompanied by Series A Warrants to purchase ADSs and Series B Warrants to purchase ADSs. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the Securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Kazia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kazia Therapeutics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to the “Securities,” we mean, collectively, the ADSs, the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants offered by this prospectus supplement, along with the Warrant Shares, unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

S-ii

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders, solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

Unless otherwise indicated, all amounts presented in this prospectus supplement are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Solely for the convenience of the reader, this prospectus supplement contains translations of certain Australian Dollar amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus supplement, all translations from Australian Dollars to U.S. Dollars are based on the exchange rate of A$1.00 to $0.7182 as published by the Reserve Bank of Australia as of August 26, 2026. No representation is made that Australian Dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. Dollars at such rates or any other rates. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the Exchange Act.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	the cost, timing and results of preclinical studies and clinical trials and other development activities by us and our collaborative partners;

●	the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations (CROs) and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

●	our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

●	the potential for future data to alter initial and preliminary results of early-stage clinical trials;

●	the preliminary nature of clinical data from our ongoing Phase 1b trial of paxalisib in advanced triple-negative breast cancer, including the observed reductions in exhausted T-cells, which are based on a small number of patients and may not be predictive of results in a larger patient population or in later-stage clinical trials;

●	the anticipated timing of topline data from our Phase 1b trial in advanced triple-negative breast cancer in early 2027 and the expected enrollment of 36 patients in such trial;

●	our plans to expand clinical development of paxalisib into hormone receptor-positive, HER2-negative breast cancer, early stage high risk TNBC and colorectal cancer, and the timing, cost and results of any such expansion;

●	the potential of paxalisib to act as an immunotherapy sensitizer, remodel the tumor microenvironment, reinvigorate anti-tumor immunity or enable checkpoint inhibitor activity in historically refractory settings;

●	the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

S-iv

●	the ability to secure, maintain and realize the intended benefits of collaborations with partners;

●	the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

●	our ability to attract and retain key scientific and/or management personnel; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

●	the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

●	our anticipated use of proceeds from this offering;

●	our estimates regarding the market opportunities for our current and future programs and any future product candidates;

●	the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market, and/or any U.S. government shutdown;

●	general business, financial and accounting risks and risks related to litigation and disputes with third parties; and

●	the other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-v

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in Australian dollars and we prepare our consolidated financial statements in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (“AASB”) and also comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). All references in this prospectus supplement to “$” are to U.S. dollars and all references to “A$” are to Australian dollars. Unless otherwise indicated, certain A$ amounts contained in this prospectus supplement have been translated into U.S. dollars at the rate of A$1.00 to $0.7182, which was the rate of Reserve Bank of Australia on August 26, 2026, except that for historical financial information as of December 31, 2025, the conversion rate applicable to those amounts is A$1.00 to $0.6693. These translations should not be considered representations that any such amounts have been, could have been or could be converted into A$ at that or any other exchange rate as of that or any other date. Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-vi

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company developing innovative, high-impact therapies for cancer. Our lead development candidate is paxalisib (formerly known as GDC-0084), an oral, once-daily, small-molecule, brain-penetrant inhibitor of the PI3K/Akt/mTOR pathway, originally licensed from Genentech in late 2016. Paxalisib has been dosed in more than 550 patients and is currently being evaluated in multiple clinical settings, including an ongoing Phase 1b trial in advanced triple-negative breast cancer (“TNBC”) in combination with pembrolizumab and chemotherapy. Paxalisib has received Orphan Drug Designation and Fast Track Designation from the U.S. Food and Drug Administration (“FDA”) for glioblastoma, and Fast Track Designation for solid tumor brain metastases harboring PI3K pathway mutations. We are also advancing NDL2, a potentially first-in-class nuclear PD-L1 protein degrader program; MSETC, a potentially first-in-class SETDB1 inhibitor program; and EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3.

Recent Developments

Clinical Update in Triple-Negative Breast Cancer

In our ongoing trials evaluating paxalisib in combination with pembrolizumab and chemotherapy in patients with advanced metastatic TNBC, six of six evaluable patients treated with paxalisib-based regimens have demonstrated clinical benefit. Five of the six patients achieved an objective response, resulting in an objective response rate of 83%. Across six evaluable patients, clinical responses included one complete response (a complete metabolic response on PET), four partial responses, and one stable disease. Responses were observed across visceral, skeletal, and CNS target lesions, with responses emerging as early as approximately three months. In translational analyses, 100% of evaluable patients (6/6) showed reductions in circulating tumor cell (CTC) clusters, with a median 83% reduction (range 76-90%) by approximately six to seven weeks of treatment. Median reduction in terminally exhausted CD8+ T-cells was 51% (range 18-97%) within approximately three weeks of treatment initiation. Total CD8+ T-cell numbers remained unchanged, indicating selective reduction of dysfunctional T cells rather than generalized immunosuppression. One expanded access patient achieved a confirmed complete metabolic response following re-treatment with pembrolizumab, chemotherapy and paxalisib, and two additional scans since January 2026 reconfirmed the response. In the ongoing trial, zero paxalisib-related serious adverse events, zero suspected unexpected serious adverse reactions (SUSARs), and zero significant safety issues have been reported. Thirteen total SAEs were reported, all assessed as unrelated or unlikely related to paxalisib. No grade 3 or higher hyperglycemia, stomatitis or mucositis has been observed. NanoString RNA profiling of peripheral blood mononuclear cells from patients pre- and post-paxalisib treatment demonstrated global activation of adaptive immune responses, including increased cytotoxic T cells, Th1 interferon-gamma producing cells, and antigen-presenting dendritic cells, with concurrent inhibition of immunosuppressive signaling pathways including B and T cell exhaustion. These observations are consistent with the proposed mechanism of action of paxalisib as an immunotherapy sensitizer that remodels the tumor microenvironment and increases tumor immune visibility, potentially enabling checkpoint inhibitor activity in historically refractory settings. Enrollment in the Phase 1b trial has been expanded from 12 to 36 patients, with additional data anticipated later in 2026 and in 2027. Enrollment is expected to be completed by July 2027.

Under RECIST 1.1, Complete Response means disappearance of all target lesions, with any pathological lymph nodes reduced to less than 10 mm in short axis, and Partial Response means at least a 30% decrease in the sum of diameters of target lesions from baseline.

Expansion into HR+/HER2- Breast Cancer,Colorectal Cancer and early-stage high risk TNBC

Based on the encouraging translational data observed to date that have also led to the filing of multiple provisional patents, we are planning to expand clinical development of paxalisib into additional oncology indications. We intend to initiate clinical evaluation of paxalisib in hormone receptor-positive, HER2-negative (HR+/HER2-) breast cancer, where dysregulation of the PI3K/mTOR pathway is well established and represents a significant driver of treatment resistance. We are also planning to evaluate paxalisib in colorectal cancer, where preclinical data have demonstrated that treatment with paxalisib as a single agent as well as in combination with pembrolizumab can overcome immunotherapy resistance. Lastly, in early-stage high risk TNBC preclinical models, the addition of paxalisib to adjuvant standard of care reduced residual disease and local recurrence. We intend to use a portion of the net proceeds from this offering to fund these expansion programs.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs, each representing five hundred (500) fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs. We may in the future lose our foreign private issuer status, which could result in significant additional costs and expenses.

THE OFFERING

ADSs offered by us in this offering:	ADSs, each ADS representing five hundred (500) ordinary shares, no par value, at a public offering price of $ per ADS and accompanying warrants.

Pre-Funded Warrants offered by us in this offering:	Pre-Funded Warrants to certain investors in lieu of ADSs, each exercisable for one ADS at an exercise price of $0.0001 per ADS, at a public offering price of $ per Pre-Funded Warrant and accompanying warrants (equal to the public offering price per ADS and accompanying warrants less $0.0001). This prospectus supplement also relates to the offering of the Warrant Shares issuable upon exercise of such pre-funded warrants.

Series A Warrants offered by us in this offering:	Series A Warrants to purchase ADSs, with an exercise price equal to 115% of the public offering price per ADS and accompanying warrants, exercisable immediately and expiring on the earlier of 5 days after the Company publicly announces that at least 12 patients in its Phase 1b trial in advanced stage IV triple-negative breast cancer have achieved a six-month median progression-free survival or five years from issuance. This prospectus supplement also relates to the offering of Warrant Shares issuable upon exercise of such Series A Warrants.

Series B Warrants offered by us in this offering:	Series B Warrants to purchase ADSs, with an exercise price equal to 125% of the public offering price per ADS and accompanying warrants, exercisable immediately and expiring on the earlier of 5 days after the Company publicly announces that at least 12 patients in its planned clinical evaluation of paxalisib in HR+/HER2- breast cancer have achieved a six-month median progression-free survival or five years from issuance. This prospectus supplement also relates to the offering of the Warrant Shares issuable upon exercise of such Series B Warrants.

The ADSs:	Each ADS represents five hundred (500) ordinary shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Pre-Funded Warrants:	The Pre-Funded Warrants will be immediately exercisable for an exercise price of $0.0001 per ADS, will not expire and will be subject to a beneficial ownership limitation of 4.99% (or 9.99% upon election).

Deposit Agreement:	The Depositary, or its nominee, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Amended and Restated Deposit Agreement, dated as of June 13, 2016, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 2.1 to the Annual Report on Form 20-F filed by us with the SEC on November 7, 2025.

ADS cancellation:	Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may surrender your ADSs to the Depositary for cancellation and withdrawal of the ordinary shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

Amendments to the Deposit Agreement:	We may amend or terminate the Deposit Agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the Deposit Agreement as amended if you continue to hold your ADSs.

Warrant agent:	Computershare Australia, who also serves as our transfer agent.

Additional information:	To better understand the terms of the Securities, you should carefully read the section in this prospectus supplement entitled “Description of Securities We Are Offering,” as well as the section in the base prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the Deposit Agreement, which will be filed as an exhibit to the registration statement to which this prospectus supplement forms a part.

No public trading market for the warrants:	There is no established public trading market for the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants on any securities exchange or nationally recognized trading system.

Depositary:	The Bank of New York Mellon.

Shares outstanding:	Immediately before this offering, we had 5,020,465,734 ordinary shares outstanding as of December 31, 2025. Immediately after the initial closing, we expect to have ordinary shares outstanding on an actual basis, before exercise of any warrants, and ordinary shares outstanding on a fully as-adjusted basis assuming exercise in full of all Pre-Funded Warrants, Series A Warrants and Series B Warrants.

Custodian:	HSBC Bank Australia Limited

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may receive up to an additional approximately $ million from the exercise of the Series A Warrants and up to an additional approximately $ million from the exercise of the Series B Warrants. We can make no assurances that the Series A Warrants or Series B Warrants will ever be exercised, and the warrants may expire without being exercised. We will not receive any meaningful additional proceeds from the exercise of the Pre-Funded Warrants because the exercise price is $0.0001 per ADS. We currently intend to use the net proceeds from this offering to fund the ongoing and planned clinical development of our lead product candidate, paxalisib, including: (i) continued enrollment and expansion of our Phase 1b clinical trial of paxalisib in combination with pembrolizumab and chemotherapy in patients with advanced metastatic triple-negative breast cancer; (ii) initiation of clinical development of paxalisib in hormone receptor-positive, HER2-negative (HR+/HER2-) breast cancer; (iii) initiation of clinical development of paxalisib in colorectal cancer; (iv) initiation of clinical development of paxalisib in early stage high risk TNBC; and (v) working capital and other general corporate purposes See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors:	You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in the ADSs, the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants.

Listing:	The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.” The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will not be listed on any national securities exchange or nationally recognized trading system.

The number of ordinary shares outstanding as of December 31, 2025 excludes the following:

●	647,530,000 ordinary shares issuable upon the exercise of options for ordinary shares outstanding under our Officers’ and Employees’ Share Option Plan, with a weighted-average exercise price of $0.34 per share.

RISK FACTORS

Investing in the Securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein, our most recent Annual Report on Form 20-F and our subsequent filings made with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs or the value of the warrants could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering, Our Ordinary Shares, the ADSs and the Warrants

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

●	unacceptable toxicity findings in animals or humans;

●	lack of efficacy in human trials conducted by us or our partners;

●	announcements of technological innovations by us and our competitors;

●	new products introduced or announced by us or our competitors;

●	changes in financial estimates by securities analysts;

●	actual or anticipated variations in operating results;

●	expiration or termination of licenses, research contracts or other collaboration agreements;

●	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

●	changes in the market values of similar companies;

●	the liquidity of any market for our securities; and

●	additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our shareholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of the ADSs.

The clinical data from our ongoing Phase 1b trial in triple-negative breast cancer is preliminary and based on a small number of patients, and may not be predictive of future results.

The clinical data presented in this prospectus supplement regarding our Phase 1b trial of paxalisib in combination with pembrolizumab and chemotherapy in patients with advanced metastatic TNBC is based on observations from six patients, including four patients enrolled in the formal trial and two patients treated under expanded access protocols. These data are preliminary and are based on a very small patient population. There can be no assurance that the results observed in these patients, including the reported reductions in exhausted T-cells and other indicators of anti-tumor immune reinvigoration, will be replicated in a larger patient population, will be confirmed in subsequent clinical evaluations, or will be sufficient to support regulatory approval. Early-stage clinical data is inherently uncertain, and results may change materially as additional patients are enrolled and longer-term follow-up data becomes available. Our Phase 1b trial is not designed or powered to demonstrate statistical significance. Investors should not place undue reliance on these preliminary results.

We may not be successful in expanding our clinical development of paxalisib into new indications, including HR+/HER2- breast cancer, colorectal cancer and early stage high risk TNBC.

We are planning to initiate clinical evaluation of paxalisib in hormone receptor-positive, HER2-negative breast cancer, colorectal cancer and early stage high risk TNBC. These expansion programs are at an early stage, and we have not yet initiated clinical trials in these indications. There can be no assurance that the preclinical and translational data supporting these expansion plans will translate into clinical efficacy or safety in human patients, that we will be able to successfully design and enroll clinical trials in these indications, or that the results of any such trials will be favorable. Expansion into new indications will require significant additional investment, and our management will need to allocate resources among multiple clinical programs, which may delay progress in any individual program. If we are unable to successfully expand into these new indications, we may not realize a return on the investment of the net proceeds from this offering allocated to these programs.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs, warrants or other equity-related securities in the public markets, or the perception of such sales or issuances, could depress the trading price of the ADSs.

The sale or exercise of a substantial number of ADSs, warrants or other equity-related securities in the public markets, or the perception that such sales or exercises could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of ADSs, Pre-Funded Warrants, Series A Warrants or Series B Warrants at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales, exercises or issuances of ADSs, warrants or other equity-related securities would have on the market price of the ADSs.

You are reliant on the Depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the Deposit Agreement among us, The Bank of New York Mellon as depositary and ADS holders from time to time. For example, although ADS holders are entitled under the Deposit Agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected. In addition, under the Deposit Agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

Currency fluctuations may adversely affect the price of the ADSs.

The ADSs are quoted in U.S. dollars on the Nasdaq Capital Market. Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of the ADSs. In the past year the Australian dollar has generally weakened against the U.S. dollar. However, this trend may not continue and may be reversed.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our Ordinary Shares since our inception and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

Risks Related to this Offering

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A significant portion of our total outstanding shares may be sold into the market, which could cause the market price of our ADSs to drop significantly, even if our business is doing well.

Sales of a substantial number of ADSs or other equity-related securities in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of ADSs or warrants intend to sell or exercise them, could reduce the market price of our ADSs. After this offering, we will have ADSs outstanding on an actual basis and ADSs outstanding on a fully as-adjusted basis assuming exercise in full of all Pre-Funded Warrants, Series A Warrants and Series B Warrants. All of the ADSs sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by our affiliates.

The lock-up restrictions applicable to our officers and directors will expire 60 days after the date of the underwriting agreement, and sales of substantial amounts of ADSs, warrants or other Securities after the expiration of the lock-up period could adversely affect the market price of the ADSs.

We, our executive officers and directors have agreed, subject to certain exceptions, not to sell or transfer any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants for a period of 60 days after the date of the underwriting agreement without the prior written consent of the representatives on behalf of the underwriters. After the lock-up agreements expire, these securities will be eligible for sale, subject to applicable securities law restrictions. Sales of a substantial number of such securities upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Securities at a time and price that you deem appropriate.

If you purchase ADSs or Pre-Funded Warrants in this offering, you may suffer immediate dilution of your investment.

The public offering price of the ADSs and accompanying warrants offered pursuant to this prospectus supplement may be higher than the net tangible book value per ADS of our outstanding ordinary shares. Therefore, if you purchase ADSs or Pre-Funded Warrants in this offering, you may pay a price per ADS or Pre-Funded Warrant that substantially exceeds our net tangible book value per ADS after this offering. Based on a public offering price of $ per ADS and accompanying warrants, you would experience immediate dilution of $ per ADS, representing the difference between the public offering price per ADS and our as-adjusted net tangible book value per ADS as of December 31, 2025, after giving effect to the upfront closing of this offering. Exercise of the warrants would result in further dilution. See “Dilution” for more detailed information.

There is no public market for the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants.

There is no established public trading market for the Pre-Funded Warrants, the Series A Warrants or the Series B Warrants. The warrants will not be listed on any national securities exchange or nationally recognized trading system, and there can be no assurance that any market for the warrants will develop or that holders will be able to sell them or achieve any liquidity.

The Series A Warrants and Series B Warrants are speculative in nature and may expire worthless.

The milestones governing expiration of the Series A Warrants and Series B Warrants may not be achieved, and the warrants may expire unexercised and without value.

Holders of the Pre-Funded Warrants, Series A Warrants and Series B Warrants will have no rights as holders of ADSs until they exercise their warrants.

Until exercise, holders of the Pre-Funded Warrants, Series A Warrants and Series B Warrants will have no voting rights and will not be entitled to receive dividends or other distributions with respect to the ADSs issuable upon exercise.

The exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants will result in dilution to then-existing holders of ADSs.

The exercise of the warrants will increase the number of ADSs and ordinary shares outstanding and will dilute the ownership and voting interests of holders of ADSs who do not exercise the warrants.

The beneficial ownership limitation in the warrants may limit certain holders from exercising.

The warrants contain a beneficial ownership limitation that generally prevents a holder from exercising if the exercise would cause the holder’s beneficial ownership to exceed 4.99% of our outstanding ordinary shares, or 9.99% if the holder elects that higher limit. This limitation may prevent or delay a holder from exercising all or a portion of its warrants.

We will not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for $0.0001 per ADS underlying such warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ADSs determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2025, presented in U.S. Dollars:

●	on an actual basis based upon an exchange rate of A$1.00 to $0.7182 as published by the Reserve Bank of Australia on August 26, 2026; and

●	on an as-adjusted basis to give further effect to the sale of ADSs and Pre-Funded Warrants in this offering at a public offering price of $ per ADS and accompanying warrants and $ per Pre-Funded Warrant and accompanying warrants, respectively, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The information in the table below has been calculated based upon an exchange rate of A$1.00 to $0.7182 as published by the Reserve Bank of Australia on August 26, 2026.

	As of December 31, 2025 Actual ($)(1)		Pro Forma ($)(1)
Cash and cash equivalents	69,459,980
Equity:
Contributed equity	186,592,055
Other contributed equity	380,224
Reserves	5,104,456
Accumulated losses	(145,609,696)
Total equity	46,467,039
Total indebtedness	-	(2)		(2)
Total capitalization	46,467,039

(1)	The information in this column has been calculated based upon an exchange rate of A$1.00 to $0.7182 as published by the Reserve Bank of Australia on August 26, 2026.

(2)	As of December 31, 2025, we had A$99 thousand of borrowing which related to the annual insurance renewal program. An offsetting prepayment of insurance invoices is included in Prepayments, as described in Note 6-Other Assets to our consolidated financial statements for the half-year ended December 31, 2025 appearing in our half-year report on Form 6-K filed on March 19, 2026, as incorporated by reference in this prospectus. As such, such borrowings were excluded from our total indebtedness presented in the table above.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the ADSs and Pre-Funded Warrants in this underwritten public offering will be approximately $ million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may receive up to an additional approximately $ million from the exercise of the Series A Warrants and up to an additional approximately $ million from the exercise of the Series B Warrants. We can make no assurances that the Series A Warrants or Series B Warrants will ever be exercised, and the warrants may expire without being exercised. We will not receive any meaningful additional proceeds from the exercise of the Pre-Funded Warrants because the exercise price is $0.0001 per ADS.

We currently intend to use the net proceeds from this offering to fund the ongoing and planned clinical development of our lead product candidate, paxalisib, including: (i) continued enrollment and expansion of our Phase 1b clinical trial of paxalisib in combination with pembrolizumab and chemotherapy in patients with advanced metastatic triple-negative breast cancer; (ii) initiation of clinical development of paxalisib in hormone receptor-positive, HER2-negative (HR+/HER2-) breast cancer; (iii) initiation of clinical development of paxalisib in colorectal cancer; (iv) initiation of clinical development of paxalisib in early stage high risk TNBC; and (v) working capital and other general corporate purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non-clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets.

Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations and investment-grade instruments.

DILUTION

If you invest in the Securities in this offering, your ownership interest will be diluted to the extent of the difference between the price you pay for the Securities and the as-adjusted net tangible book value per ADS or ordinary share, as applicable, immediately after this offering and, if the warrants are exercised, after giving effect to that exercise. We calculate net tangible book value per ordinary share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our ordinary shares issued and outstanding. For purposes of this section, we present dilution on three bases: (i) actual, before giving effect to this offering; (ii) as adjusted to reflect the upfront closing of this offering; and (iii) fully as adjusted assuming exercise in full of all Pre-Funded Warrants, Series A Warrants and Series B Warrants.

As of December 31, 2025, our net tangible book value was $30,373,184 or $0.01 per ordinary share (equivalent to approximately $2.68 per ADS). Our net tangible book value per ADS represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding as of December 31, 2025, on an ADS-equivalent basis.

After giving effect to the sale of ADSs and Pre-Funded Warrants in this offering at public offering prices of $ per ADS and accompanying warrants and $ per Pre-Funded Warrant and accompanying warrants, respectively, and after deducting estimated underwriting discounts and commissions and offering expenses payable by us (assuming the exercise of all warrants offered hereby), our as-adjusted net tangible book value as of December 31, 2025 would have been approximately $ , or $ per ordinary share, or approximately $ per ADS. The exercise of the warrants will increase the number of ordinary shares and ADSs outstanding and may result in additional dilution to then-existing holders of ADSs. The following table illustrates dilution to new investors on an actual, upfront-closing as-adjusted and fully as-adjusted basis:

Combined public offering price per ADS and accompanying warrants			$
Historical net tangible book value per ADS as of December 31, 2025		$2.68
Increase in net tangible book value per ADS attributable to this offering and warrant exercises, as applicable	$
As-adjusted net tangible book value per ADS after this offering			$

Dilution per ADS to new investors purchasing ADSs in this offering			$

The table above assumes for illustrative purposes the exercise in full of all Pre-Funded Warrants, Series A Warrants and Series B Warrants and receipt of the corresponding exercise proceeds. Changes in the number of warrants exercised or the amount of expenses and underwriting compensation would change the dilution amounts shown. This information is supplied for illustrative purposes only and may differ based on actual number of warrants exercised.

The foregoing table and discussion is based on 5,020,465,734 ordinary shares outstanding as of December 31, 2025 and, excludes the ordinary shares represented by ADSs issuable upon exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants. It also excludes the following:

●	647,530,000 ordinary shares issuable upon the exercise of options for ordinary shares outstanding under our Officers’ and Employees’ Share Option Plan, with a weighted-average exercise price of $0.34 per share.

To the extent that options are issued under our Officers’ and Employee’s Share Option Plan or we sell additional ordinary shares, ADSs or other Securities in the future, including upon exercise of the warrants, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders. The exercise of the Pre-Funded Warrants, Series A Warrants and Series B Warrants would increase the number of ADSs and ordinary shares outstanding and may result in further dilution to holders of ADSs who do not exercise such warrants.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following summary of certain terms and provisions of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants, the forms of which will be filed as exhibits to a Current Report on Form 6-K with the SEC. We are also registering the ADSs issuable from time to time upon exercise of warrants offered hereby. The ADSs and Pre-Funded Warrants, and accompanying Series A warrants and Series B warrants are immediately separable and will be issued separately but can only be purchased together in this offering.

ADSs

The ADSs offered hereby are described in the section of the accompanying base prospectus entitled “Description of American Depositary Shares.” Each ADS represents five hundred (500) ordinary shares. The rights of holders of ADSs are governed by the Amended and Restated Deposit Agreement, dated June 13, 2016, among us, The Bank of New York Mellon, as Depositary, and the owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”).

Pre-Funded Warrants

Duration and Exercise Price. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until exercised in full. The exercise price of the Pre-Funded Warrants will be $0.0001 per ADS, subject to adjustment for reverse and forward share splits, share dividends, share combinations, ratio changes and other similar transactions involving the ADSs after the Issue Date; provided that the Pre-Funded Warrant Exercise Price will not be adjusted below the par value of the Ordinary Shares represented by the ADSs.

Exercisability. At the option of each holder, the Pre-Funded Warrants may be exercised, in whole or in part, by delivering to us a duly executed exercise notice and payment in full of the exercise price in immediately available funds for the number of ADSs being purchased.

Exercise Limitation. A holder may not exercise a Pre-Funded Warrant to the extent that, after giving effect to the exercise, the holder would beneficially own more than 4.99% of our outstanding ADSs, or 9.99% upon the holder’s election.

Cashless Exercise. As an alternative to payment in immediately available funds, a holder may elect to exercise a Pre-Funded Warrant on a cashless basis, in which the holder will receive upon such exercise the net number of ADSs determined according to the formula set forth in the Pre-Funded Warrant.

Transferability. Subject to applicable laws and the conditions set forth in the Pre-Funded Warrants, the Pre-Funded Warrants will be transferable at the option of the holder upon proper assignment.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transaction. Upon a “Fundamental Transaction,” as described in the Pre-Funded Warrants and generally including (i) any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary effecting any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or more related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer that is completed and accepted by holders of 50% or more of our outstanding Ordinary Shares, (iv) any reclassification, reorganization or recapitalization of our Ordinary Shares or any compulsory share exchange pursuant to which our Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) any stock or share purchase agreement or other business combination, including a reorganization, recapitalization, spin-off, merger or scheme of arrangement, whereby another Person or group acquires securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors, of our issued and outstanding equity securities, excluding any Ordinary Shares held by the other Person or Persons making or party to, or associated or affiliated with, the stock or share purchase agreement or other business combination, the holder will have the right, upon any subsequent exercise of the Pre-Funded Warrant and without regard to the exercise limitation, to receive, for each ADS that would have been issuable upon such exercise immediately before the Fundamental Transaction, at the holder’s option, the number of ADSs of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable in the Fundamental Transaction by a holder of that number of ADSs. The exercise price will be appropriately adjusted to apply to the Alternate Consideration, and we will apportion the exercise price among the different components of the Alternate Consideration in a reasonable manner reflecting their relative values. If holders of Ordinary Shares are given a choice as to the securities, cash or property to be received in the Fundamental Transaction, the holder will be given the same choice as to the Alternate Consideration. If we are not the surviving entity, the successor entity (the “Successor Entity”) must assume in writing all of our obligations under the Pre-Funded Warrants before the Fundamental Transaction and, at the option of the holder, deliver a substantially similar security exercisable for a corresponding number of shares of capital stock of the Successor Entity or its parent entity equivalent to the ADSs acquirable and receivable upon exercise of the Pre-Funded Warrant before the Fundamental Transaction, with an exercise price designed to preserve the economic value of the Pre-Funded Warrant immediately before the Fundamental Transaction. The Successor Entity will succeed to and be substituted for us and assume all of our obligations under the Pre-Funded Warrants.

Rights as Shareholder. The Pre-Funded Warrants do not confer voting rights or rights to dividends or other distributions, or any other rights as a holder of ADSs, until exercise.

Fractional Shares. No fractional ADSs will be issued in connection with any exercise of the Pre-Funded Warrants. In lieu of any fractional ADSs that would otherwise be issuable, the number of ADSs to be issued will be rounded down to the nearest whole ADS and we will pay the holder in cash the fair market value, based on the Closing Sale Price, for the fractional ADS.

Warrant Agent. Computershare Australia will serve as warrant agent for the Pre-Funded Warrants.

Form. The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will be issued as individual warrant agreements in certificated form. The forms of the warrants will be filed as exhibits to a Current Report on Form 6-K with the SEC.

Series A Warrants

Duration and Exercise Price. The Series A Warrants will be exercisable from the Issue Date and will expire on the earlier of (i) 30 days after the PFS Milestone Date and (ii) the five-year anniversary of the Issue Date. For purposes of the Series A Warrants, the PFS Milestone Date means the date on which (x) at least 12 patients with advanced, metastatic triple-negative breast cancer enrolled in our Phase 1b clinical trial of paxalisib (in combination with immunotherapy and chemotherapy) have been followed for a sufficient period to demonstrate a median progression-free survival of at least six (6) months (i.e., their cancer has not progressed for at least six (6) months) and (y) the Company has issued a public announcement of such data.. We currently expect the PFS Milestone Date to occur in the second half of 2027. The Series A Warrants will have an exercise price of $ per ADS, which is equal to 115% of the initial public offering price per ADS and accompanying Warrants. The Exercise Price and the number of ADSs issuable upon exercise are subject to adjustment for stock dividends, stock splits, reorganizations, reclassifications, recapitalizations and similar events.

Exercisability. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full in immediately available funds of the applicable exercise price for the ADSs or Pre-Funded Warrants being purchased. The Series A Warrants may be exercised for ADSs or, subject to the terms described below, Pre-Funded Warrants. The Series A Warrants may be exercised for ADSs only on a cash basis and do not provide for cashless exercise of ADSs.

Exercise Limitation. The Series A Warrants are subject to a beneficial ownership limitation of 4.99% (or 9.99% upon the holder’s election) of the number of ADSs outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”). A holder may increase or decrease the Beneficial Ownership Limitation upon notice to us, provided that it may not exceed 19.99% of the number of ADSs outstanding immediately after giving effect to the exercise and any increase will not be effective until the 61st day after the notice is delivered to us. The Beneficial Ownership Limitation is calculated in accordance with Section 13(d) of the Exchange Act and includes ADSs beneficially owned by the holder, its affiliates and other persons whose beneficial ownership would be aggregated with the holder’s for purposes of Section 13(d) (collectively, “Attribution Parties”), including the ADSs issuable upon the exercise being considered, but excluding ADSs issuable upon exercise of the remaining portion of the Series A Warrants and exercise or conversion of other Company securities subject to analogous limitations. The holder is responsible for determining whether and to what extent it may exercise the Series A Warrants, and we are not required to verify that determination. In determining the number of outstanding ADSs, a holder may rely on our most recent periodic or annual report, a more recent public announcement by us or a more recent written notice from us or our transfer agent. Upon request, we will confirm orally and in writing the number of ADSs then outstanding within one Trading Day. Any portion of an exercise that would result in the issuance of ADSs in excess of the Beneficial Ownership Limitation will be null and void ab initio. The Beneficial Ownership Limitation does not restrict the number of ADSs or other consideration that the holder may receive in a Fundamental Transaction. If the Beneficial Ownership Limitation prevents exercise for ADSs, the holder may instead elect to receive Pre-Funded Warrants as described below.

Anti-Dilution Adjustments. The Series A Warrants contain anti-dilution provisions. If we pay a stock dividend or otherwise distribute Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, subdivide outstanding Ordinary Shares, combine outstanding Ordinary Shares (including by reverse stock split) or reclassify Ordinary Shares, the Exercise Price will be adjusted by the applicable ratio and the number of ADSs issuable upon exercise will be proportionately adjusted so that the aggregate Exercise Price remains unchanged. If we grant, issue or sell rights to purchase stock, warrants, securities or other property pro rata to record holders of any class of Ordinary Shares (the “Purchase Rights”), the holder will be entitled to acquire the Purchase Rights it would have acquired if it had held the number of ADSs acquirable upon complete exercise of the Series A Warrants immediately before the applicable record date, subject to the Beneficial Ownership Limitation, and any portion that would otherwise exceed the Beneficial Ownership Limitation will be held in abeyance until it may be received without exceeding that limitation. If we declare or make any dividend or other distribution of our assets or rights to acquire our assets to holders of Ordinary Shares, including any distribution of cash, stock, other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction (a “Distribution”), the holder will be entitled to participate in the Distribution to the same extent as if it had held the number of ADSs acquirable upon complete exercise of the Series A Warrants immediately before the applicable record date, subject to the Beneficial Ownership Limitation, and any portion that would otherwise exceed the Beneficial Ownership Limitation will be held in abeyance until it may be received without exceeding that limitation.

Pre-Funded Warrants in lieu of ADSs. Notwithstanding anything to the contrary in the Series A Warrants, to the extent the Beneficial Ownership Limitation restricts the exercise of a Series A Warrant for ADSs, the holder may elect, in lieu of receiving ADSs, to receive a Pre-Funded Warrant in the form attached to the Series A Warrant to purchase an identical number of ADSs that the holder would have received upon exercise of the Series A Warrant for ADSs. In that event, the exercise price of the Series A Warrant will be the Exercise Price less $0.0001 per ADS, and the resulting Pre-Funded Warrant will have an exercise price of $0.0001 per ADS.

Fundamental Transaction. Upon a “Fundamental Transaction,” as described in the Series A Warrants and generally including (i) any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary effecting any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or more related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer that is completed and accepted by holders of 50% or more of our outstanding Ordinary Shares, (iv) any reclassification, reorganization or recapitalization of our Ordinary Shares or any compulsory share exchange pursuant to which our Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) any stock or share purchase agreement or other business combination, including a reorganization, recapitalization, spin-off, merger or scheme of arrangement, whereby another Person or group acquires securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors, of our issued and outstanding equity securities, excluding any Ordinary Shares held by the other Person or Persons making or party to, or associated or affiliated with, the stock or share purchase agreement or other business combination, the holder will have the right, upon any subsequent exercise of a Series A Warrant and without regard to the Beneficial Ownership Limitation, to receive, for each Warrant Share that would have been issuable upon that exercise immediately before the Fundamental Transaction, at the holder’s option, the number of ADSs of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable in the Fundamental Transaction by a holder of the number of ADSs for which the Series A Warrant was exercisable immediately before the Fundamental Transaction. The Exercise Price will be appropriately adjusted to apply to the Alternate Consideration, and we will apportion the Exercise Price among the different components of the Alternate Consideration in a reasonable manner reflecting their relative values. If holders of Ordinary Shares are given a choice as to the securities, cash or property to be received in the Fundamental Transaction, the holder will be given the same choice as to the Alternate Consideration. If we are not the surviving entity, the successor entity (the “Successor Entity”) must assume in writing all of our obligations under the Series A Warrants before the Fundamental Transaction and, at the option of the holder, deliver a substantially similar security exercisable for a corresponding number of shares of capital stock of the Successor Entity or its parent entity equivalent to the ADSs acquirable and receivable upon exercise of the Series A Warrant before the Fundamental Transaction, with an exercise price designed to preserve the economic value of the Series A Warrant immediately before the Fundamental Transaction. The Successor Entity will succeed to and be substituted for us and assume all of our obligations under the Series A Warrants.

Transferability. Subject to applicable securities laws, the Series A Warrants and all rights thereunder will be transferable, in whole or in part, upon proper assignment. At our request, a transfer may require an opinion of counsel reasonably satisfactory to us that the transfer may be made pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws, and the transferee may be required to deliver a written certification that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, except in connection with a transfer pursuant to an effective registration statement, to us or pursuant to Rule 144.

Trading Market. There is no established trading market for the Series A Warrants, and we do not expect a market to develop. The Series A Warrants will not be listed on any national securities exchange or nationally recognized trading system, and we do not intend to apply for such listing.

Rights as Shareholder. The Series A Warrants do not confer voting rights or rights to dividends or other distributions, or any other rights as a holder of ADSs, until exercise.

Fractional Shares. No fractional ADSs will be issued in connection with any exercise of the Series A Warrants. In lieu of any fractional ADSs that would otherwise be issuable, the number of ADSs to be issued will be rounded down to the nearest whole ADS and we will pay the holder in cash the fair market value, based on the Closing Sale Price, for the fractional ADS.

Warrant Agent. Computershare Australia will serve as warrant agent for the Series A Warrants.

Series B Warrants

The Series B Warrants will have the same terms and conditions as the Series A Warrants, except as described below.

Duration and Exercise Price. The Series B Warrants will be exercisable from the Issue Date and will expire on the earlier of (i) 30 days after the PFS Milestone Date and (ii) the five-year anniversary of the Issue Date. For purposes of the Series B Warrants, the PFS Milestone Date means the date on which (x) at least 12 patients with hormone receptor-positive, HER2-negative (HR+/HER2-) breast cancer enrolled in our planned clinical evaluation of paxalisib have been followed for a sufficient period to demonstrate a median progression-free survival of at least six (6) months (i.e., their cancer has not progressed for at least six (6) months) and (y) we have issued a public announcement of that data. We currently expect the PFS Milestone Date to occur in the first half of 2028. The Series B Warrants will have an exercise price of $ per ADS, which is equal to 125% of the initial public offering price per ADS and accompanying Warrants.

Warrant Agent. Computershare Australia will serve as warrant agent for the Series B Warrants.

UNDERWRITING

Leerink Partners LLC and Guggenheim Securities, LLC are acting as representatives of each of the underwriters named below and as joint bookrunning managers for this underwritten public offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, (i) ADSs, each representing five hundred (500) ordinary shares, together with accompanying Series A Warrants and Series B Warrants, and (ii) for certain investors, Pre-Funded Warrants to purchase ADSs together with accompanying Series A Warrants and Series B Warrants, in each case as set forth opposite its name below.

Underwriter	Number of ADSs	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
Leerink Partners LLC
Guggenheim Securities, LLC
BTIG, LLC
Laidlaw & Company (UK) Ltd.
Needham & Company, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Securities sold under the underwriting agreement if any of the Securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Securities, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The ADSs will be delivered through the facilities of The Depository Trust Company, and the Pre-Funded Warrants, Series A Warrants and Series B Warrants will be delivered to purchasers in definitive certificated form, registered in such names and denominations as the purchasers request in writing no later than the closing. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representatives have advised us that the underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this prospectus supplement and to dealers at those prices less a concession not in excess of $ per ADS or Pre-Funded Warrant, as applicable. After the initial offering of the Securities, the public offering prices, concessions or any other term of this offering may be changed by the representatives.

The following table shows the initial public offering prices, underwriting discounts and commissions and proceeds, before expenses, to us.  In addition to the foregoing, the underwriters have agreed to assist in soliciting the exercise of the Series A Warrants and Series B Warrants in return for a fee of % of the gross proceeds received by us upon the cash exercise of such warrants.

	Per ADS and Accompanying Warrants	Per Pre-Funded Warrant and Accompanying Warrants	Total
Public offering price	US$	US$	US$
Underwriting discounts and commissions and warrant exercise fee (1)	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts, commissions and warrant exercise fee referred to above, will be approximately $ . We have agreed to reimburse the underwriters for FINRA counsel fees. In accordance with FINRA Rule 5110, this reimbursed FINRA counsel fee is deemed underwriting compensation for this offering.

No Sales of Similar Securities

We, our executive officers and directors and all of our other existing security holders have agreed not to sell or transfer any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants or securities convertible into or exchangeable or exercisable for any of the foregoing, for 60 days after the date of the underwriting agreement without first obtaining the written consent of Leerink Partners LLC and Guggenheim Securities, LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants;

●	sell any option or contract to purchase any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants;

●	purchase any option or contract to sell any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants;

●	grant any option, right or warrant for the sale of any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants;

●	otherwise dispose of or transfer any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants;

●	request or demand that we file or cause to be filed any registration statement related to any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants; or

●	enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants or Series B Warrants, whether any such swap, agreement or transaction is to be settled by delivery of any such securities, in cash or otherwise.

The lock-up provisions apply to ADSs, ordinary shares, Pre-Funded Warrants, Series A Warrants, Series B Warrants and to securities convertible into or exchangeable or exercisable for any of the foregoing. They also apply to securities owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

Our ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.” The Pre-Funded Warrants, the Series A Warrants and the Series B Warrants will not be listed on any national securities exchange or nationally recognized trading system.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ADSs, Pre-Funded Warrants and Series A Warrants and Series B Warrants is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ADSs. However, the representatives may engage in transactions that stabilize the price of the ADSs, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our ADSs in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering. Because we have not granted the underwriters an option to purchase additional ADSs, the underwriters must close out any covered short position by purchasing ADSs in the open market. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our ADSs on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Leerink Partners acts as agent in connection with our sales agreement between the Company and Leerink Partners dated March 17, 2026, and related prospectus supplement dated March 27, 2026.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates.

Legal fees and expenses	$
Accounting fees and expenses	$
Other miscellaneous fees and expenses	$
Total	$

LEGAL MATTERS

The validity of the ADSs, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Warrant Shares and our ordinary shares and certain other matters of U.S. federal law and Australian law will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey and Baker McKenzie, Sydney, New South Wales, Australia. The underwriters are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kazia Therapeutics Limited as of June 30, 2025 and 2024, and for each of the three years ended June 30, 2025 incorporated by reference in this prospectus supplement and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. We have also filed a related registration statement on Form F-6 (File No. 333-128681) with the SEC to register the ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.kaziatherapeutics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are subject to the information reporting requirements of the Exchange Act, applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, for so long as we are a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, if we so request, to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and should be read carefully. Certain information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Securities;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 9, 2025, July 25, 2025, August 1, 2025, September 11, 2025, October 2, 2025, October 7, 2025, November 18, 2025, December 2, 2025, December 5, 2025, December 10, 2025, December 19, 2025, January 27, 2026, March 31, 2026, April 13, 2026, April 15, 2026, May 26, 2026, July 28, 2026, and August 27, 2026; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Kazia Therapeutics Limited, Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. You may also obtain information about us by visiting our website at www.kaziatherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

PROSPECTUS

$200,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities, if required. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.” On March 12, 2026, the closing sale price of the ADSs on the Nasdaq Capital Market was $8.01 per ADS.

Investing in the Securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	4
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF SHARE CAPITAL	5
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	16
DESCRIPTION OF WARRANTS	23
PLAN OF DISTRIBUTION	24
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
ENFORCEABILITY OF CIVIL LIABILITIES	29
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, in one or more offerings as described in this prospectus, our American Depositary Shares (“ADSs”), each representing five hundred (500) ordinary shares, no par value per share, and/or warrants, with a total aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, if required. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering or in the documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

When we refer to “Kazia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kazia Therapeutics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders, solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Solely for the convenience of the reader, this prospectus contains translations of certain Australian Dollar amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Australian Dollars to U.S. Dollars are based on the exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia as of March 12, 2026. No representation is made that Australian Dollar amounts referred to in this prospectus could have been or could be converted into U.S. Dollars at such rates or any other rates. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	the cost, timing and results of preclinical studies and clinical trials and other development activities by us and our collaborative partners;

●	the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations (CROs) and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

●	our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

●	the potential for future data to alter initial and preliminary results of early-stage clinical trials;

●	the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

●	the ability to secure, maintain and realize the intended benefits of collaborations with partners;

●	the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

●	our ability to attract and retain key scientific and/or management personnel; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

●	the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

●	our estimates regarding the market opportunities for our current and future programs and any future product candidates;

●	the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market, and/or any U.S. government shutdown;

●	general business, financial and accounting risks and risks related to litigation and disputes with third parties; and

●	the other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, any prospectus supplement, any free writing prospectus and documents incorporated by reference herein or therein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company with a portfolio of development candidates across several technologies that have the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K/Akt/mTOR pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumor in adults, as well as advanced breast cancer and other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs, each representing five hundred (500) fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs. We may in the future lose our foreign private issuer status, which could result in significant additional costs and expenses.

The Securities We May Offer

Under this prospectus, we may offer ADSs representing our ordinary shares, or warrants to purchase ADSs, either individually or in units, with a total aggregate offering price of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investment in the Securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2025, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development, pre-commercialization activities and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include, but are not limited to, the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot currently specify all uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization and indebtedness.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (Cth) (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act and Nasdaq Marketplace Rules. The ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

As of March 12, 2026, we had (i) 5,713,449,734 Ordinary Shares outstanding, (ii) outstanding options to purchase up to 647,530,000 Ordinary Shares, and (iii) outstanding warrants to purchase an aggregate of 706,953,360 Ordinary Shares.

Changes to Our Share Capital

Since January 1, 2022, the following changes have been made to our ordinary share capital:

●	On February 1, 2022, we issued 500,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

●	On February 1, 2022, we issued 800,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan

●	On May 5, 2022, we issued 1,855,357 ordinary shares due to the conversion of the Triaxial convertible note triggered by completion of phase II paxalisib trial announced to ASX on April 21, 2022;

●	On May 24, 2022, we issued 100,000 options at an exercise price of A$0.78 per option to employees under our employee share option plan;

●	On May 24, 2022, we issued 10,000 ordinary shares at a price of A$0.826 per share under our ATM facility raising A$8,256 before transaction costs;

●	On June 2, 2022, we issued 10,000 ordinary shares at a price of A$0.802 per share under our ATM facility raising A$8,025 before transaction costs;

●	On June 6, 2022, we issued 88,710 ordinary shares at a price of A$0.837 per share under our ATM facility raising A$74,258 before transaction costs;

●	On June 9, 2022, we issued 603,500 ordinary shares at a price of A$0.84 per share under our ATM facility raising A$507,035 before transaction costs;

●	On June 14, 2022, we issued 75,940 ordinary shares at a price of A$0.824 per share under our ATM facility raising A$62,583 before transaction costs;

●	On June 15, 2022, we issued 2,000 ordinary shares at a price of A$0.83 per share under our ATM facility raising A$1,661 before transaction costs;

●	On June 20, 2022, we issued 4,072,660 ordinary shares at a price of A$0.869 per share under our ATM facility raising A$3,540,403 before transaction costs;

●	On July 7, 2022, we issued 573,370 ordinary shares at a price of A$0.7102 per share under our ATM facility raising A$407,201 before transaction costs;

●	On August 8, 2022, we issued 8,561,490 ordinary shares at a price of A$0.3316 per share under our ATM facility raising A$2,839,346 before transaction costs;

●	On August 9, 2022, we issued 10,000 ordinary shares at a price of A$0.2723 per share under our ATM facility raising A$2,723 before transaction costs;

●	On August 10, 2022, we issued 158,020 ordinary shares at a price of A$0.2465 per share under our ATM facility raising A$38,949 before transaction costs;

●	On August 11, 2022, we issued 330,960 ordinary shares at a price of A$0.2413 per share under our ATM facility raising A$79,868 before transaction costs;

●	On August 12, 2022, we issued 1,247,440 ordinary shares at a price of A$0.2469 per share under our ATM facility raising A$308,050 before transaction costs;

●	On September 12, 2022, we issued 651,030 ordinary shares at a price of A$0.2211 per share under our ATM facility raising A$143,964 before transaction costs;

●	On September 13, 2022, we issued 28,350 ordinary shares at a price of A$0.2187 per share under our ATM facility raising A$6,200 before transaction costs;

●	On September 14, 2022, we issued 60,000 ordinary shares to the Scientific Advisory Board;

●	On October 7, 2022, we issued 736,760 ordinary shares at a price of A$0.1789 per share under our ATM facility raising A$131,797 before transaction costs;

●	On October 28, 2022, we issued 12,296,180 ordinary shares at a price of A$0.1865 per share under our ATM facility raising A$2,293,288 before transaction costs;

●	On January 11, 2023, we issued 20,000 ordinary shares at a price of A$0.1380 per share under our ATM facility raising A$2,761 before transaction costs;

●	On January 16, 2023, we issued 25,387,018 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$2,792,572 before transaction costs;

●	On February 28, 2023, we issued 15,522,075 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$1,707,428 before transaction costs;

●	On March 3, 2023, we issued 3,930,000 ordinary options at an exercise price of A$0.15 per option to employees under our employee share option plan.

●	On March 3, 2023, we issued 23,691,045 ordinary shares at a price of A$0.11 per share in a share placement plan to existing eligible shareholders raising A$2,606,000 before transaction costs;

●	On May 3, 2023, we issued 4,000,000 ordinary options at an exercise price of A$0.187 per option to employees under our employee share option plan.

●	On July 6, 2023, we issued 8,148,140 ordinary shares at a price of A$0.1856 per share under our ATM facility raising A$1,512,522 before transaction costs.

●	On July 7, 2023, we issued 157,120 ordinary shares at a price of A$0.1647 per share under our ATM facility raising A$25,877 before transaction costs.

●	On August 3, 2023, we issued 15,000 ordinary shares at a price of A$0.1679 per share under our ATM facility raising A$2,519 before transaction costs.

●	On November 29, 2023, we issued 1,066,070 ordinary shares at a price of A$0.1006 per share under our ATM facility raising A$107,268 before transaction costs.

●	On December 5, 2023, we issued 26,200,000 ordinary shares in the form of ADSs at a price of $0.45 per ADS and pre-funded warrants to purchase up to 1,824,445 ADSs representing 18,244,450 ordinary shares at a price of $0.44 per pre-funded warrant with an exercise price of $0.01 per ADS in a registered direct offering for an aggregate consideration of approximately $2 million.

●	On December 5, 2023, we issued unregistered warrants to purchase up to 4,444,445 ADSs representing 44,444,450 ordinary shares at an exercise price of $0.583 per ADS in a private placement for an aggregate consideration of approximately $2.6 million.

●	On December 5, 2023, we issued placement agent warrants to purchase up to 311,111 ADSs representing 3,111,110 ordinary shares at an exercise price of $0.5625 per ADS pursuant to that certain engagement letter (the “Engagement Letter”) dated August 14, 2023 between us and H.C. Wainwright & Co., LLC (“Wainwright).

●	On February 13, 2024, we issued 25,910 ordinary shares at a price of A$0.0466 per share under our ATM facility raising A$1,207 before transaction costs.

●	On February 14, 2024, we issued 319,650 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,834 before transaction costs.

●	On February 15, 2024, we issued 2,195,980 ordinary shares at a price of A$0.0468 per share under our ATM facility raising A$102,825 before transaction costs.

●	On February 18, 2024, we issued 205,260 ordinary shares at a price of A$0.0614 per share under our ATM facility raising A$12,597 before transaction costs.

●	On February 21, 2024, we issued 18,244,450 ordinary shares in the form of ADSs at an exercise price of $0.01 per ADS in connection with the exercise of a warrant.

●	On February 21, 2024, we issued 8,626,580 ordinary shares at a price of A$0.0595 per share under our ATM facility raising A$513,584 before transaction costs.

●	On February 22, 2024, we issued 316,540 ordinary shares at a price of A$0.0461 per share under our ATM facility raising A$14,584 before transaction costs.

●	On February 25, 2024, we issued 304,860 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,147 before transaction costs.

●	On February 26, 2024, we issued 250,000 ordinary shares at a price of A$0.0460 per share under our ATM facility raising A$11,502 before transaction costs.

●	On May 1, 2024, we issued 2,112,560 ordinary shares at a price of A$0.0478 per share under our ATM facility raising A$100,961 before transaction costs.

●	On May 2, 2024, we issued 375,410 ordinary shares at a price of A$0.0457 per share under our ATM facility raising A$17,147 before transaction costs.

●	On May 3, 2024, we issued 288,900 ordinary shares at a price of A$0.0469 per share under our ATM facility raising A$13,544 before transaction costs.

●	On May 7, 2024, we issued 790,100 ordinary shares at a price of A$0.0456 per share under our ATM facility raising A$36,024 before transaction costs.

●	On May 10, 2024, we issued 20,000 ordinary shares at a price of A$0.0455 per share under our ATM facility raising A$910 before transaction costs.

●	On May 16, 2024, we issued 242,170 ordinary shares at a price of A$0.0450 per share under our ATM facility raising A$10,891 before transaction costs.

●	On June 19, 2024, we issued 5,916,970 ordinary shares represented by 591,697 ADSs as repayment of a promissory note.

●	On June 24, 2024, we issued 29,000,000 ordinary shares at a price of A$0.0268 per share under our Equity Line of Credit facility raising A$776,031 before transaction costs.

●	On July 11, 2024, we issued 14,400,000 ordinary shares at a price of A$0.1534 per share under our ATM facility raising A$2,209,677 before transaction costs.

●	On July 12, 2024, we issued 25,786,480 ordinary shares represented by 2,578,648 ADSs pursuant to a warrant exercise for $0.1939 per ADSs.

●	On July 12, 2024, we issued 11,000,000 ordinary shares represented by 1,100,000 ADSs pursuant to a warrant exercise for $0.27 per ADSs.

●	On July 12, 2024, we issued 5,488,230 ordinary shares at a price of A$0.1445 per share under our ATM facility raising A$792,915 before transaction costs.

●	On July 17, 2024, we issued 4,177,340 ordinary shares at a price of A$0.1075 per share under our ATM facility raising A$449,260 before transaction costs.

●	On July 22, 2024, we issued 15,000,000 ordinary shares at a price of A$0.0542 per share under our Equity Line of Credit facility raising A$816,373 before transaction costs.

●	On August 8, 2024, we issued 2,061,820 ordinary shares at a price of A$0.0624 per share under our ATM facility raising A$128,633 before transaction costs.

●	On August 12, 2024, we issued 408,270 ordinary shares at a price of A$0.0641 per share under our ATM facility raising A$26,172 before transaction costs.

●	On August 13, 2024, we issued 2,283,350 ordinary shares at a price of A$0.0617 per share under our ATM facility raising A$140,884 before transaction costs.

●	On August 14, 2024, we issued 8,660 ordinary shares at a price of A$0.0606 per share under our ATM facility raising A$525 before transaction costs.

●	On August 27, 2024, we issued 5,250,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$323,403 before transaction costs.

●	On August 28, 2024, we issued 308,700 ordinary shares at a price of A$0.0591 per share under our ATM facility raising A$18,242 before transaction costs.

●	On August 30, 2024, we issued 3,000,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$184,690 before transaction costs.

●	On September 3, 2024, we issued 837,030 ordinary shares at a price of A$0.0638 per share under our ATM facility raising A$53,439 before transaction costs.

●	On September 12, 2024, we issued 16,049,020 ordinary shares at a price of A$0.0554 per share under our ATM facility raising A$889,682 before transaction costs.

●	On September 13, 2024, we issued 2,503,820 ordinary shares at a price of A$0.0552 per share under our ATM facility raising A$130,741 before transaction costs.

●	On November 22, 2024, we issued 442,400 ordinary shares at a price of A$0.0891 per share under our ATM facility raising A$39,420 before transaction costs.

●	On November 25, 2024, we issued 185,100 ordinary shares at a price of A$0.0881 per share under our ATM facility raising A$16,312 before transaction costs.

●	On November 26, 2024, we issued 262,200 ordinary shares at a price of A$0.0848 per share under our ATM facility raising A$22,240 before transaction costs.

●	On November 27, 2024, we issued 896,700 ordinary shares at a price of A$0.0858 per share under our ATM facility raising A$76,970 before transaction costs.

●	On November 29, 2024, we issued 364,700 ordinary shares at a price of A$0.0818 per share under our ATM facility raising A$29,832 before transaction costs.

●	On December 2, 2024, we issued 2,926,100 ordinary shares at a price of A$0.0778 per share under our ATM facility raising A$227,709 before transaction costs.

●	On December 3, 2024, we issued 403,300 ordinary shares at a price of A$0.0787 per share under our ATM facility raising A$31,754 before transaction costs.

●	On December 4, 2024, we issued 460,800 ordinary shares at a price of A$0.0781 per share under our ATM facility raising A$36,012 before transaction costs.

●	On December 9, 2024, we issued 142,200 ordinary shares at a price of A$0.0665 per share under our ATM facility raising A$9,464 before transaction costs.

●	On December 10, 2024, we issued 522,100 ordinary shares at a price of A$0.0631 per share under our ATM facility raising A$32,938 before transaction costs.

●	On December 13, 2024, we issued 15,000,000 ordinary shares at a price of A$0.0537 per share under our Equity Line of Credit facility raising A$804,870 before transaction costs.

●	On December 16, 2024, we issued 6,421,800 ordinary shares at a price of A$0.0596 per share under our ATM facility raising A$382,576 before transaction costs.

●	On December 19, 2024, we issued 20,000,000 ordinary shares at a price of A$0.0437 per share under our Equity Line of Credit facility raising A$804,870 before transaction costs.

●	On December 31, 2024, we issued 4,000,000 ordinary shares at a price of A$0.0322 per share under our ATM facility raising A$128,729 before transaction costs.

●	On January 2, 2025, we issued 2,939,500 ordinary shares at a price of A$0.0292 per share under our ATM facility raising A$85,921 before transaction costs.

●	On January 3, 2025, we issued 10,668,100 ordinary shares at a price of A$0.0286 per share under our ATM facility raising A$305,565 before transaction costs.

●	On January 6, 2025, we issued 2,453,900 ordinary shares at a price of A$0.0289 per share under our ATM facility raising A$70,828 before transaction costs.

●	On January 14, 2025, we issued (i) 55,344,000 ordinary shares in the form of ADSs at a price of A$0.0242 per ADS and pre-funded warrants to purchase up to 779,893 ADSs representing 77,989,300 ordinary shares at a price of $1.4999 per pre-funded warrant with an exercise price of $0.0001 per ADS in a registered direct offering for an aggregate consideration of approximately A$1,341,348, (ii) unregistered Ordinary Warrants to purchase up to 1,333,333 ADSs representing 133,333,300 ordinary shares at an exercise price of $1.5 per ADS in a concurrent private placement, and (iii) unregistered placement agent warrants to purchase up to 40,000 ADSs representing 4,000,000 ordinary shares at an exercise price of $1.50 per ADS.

●	On February 6, 2025, we issued 60,000,000 ordinary shares at a price of A$0.0153 per share under our Equity Line of Credit facility raising A$917,450 before transaction costs.

●	On May 1, 2025, we issued 15,000,000 ordinary shares at a price of A$0.0094 per share under our Equity Line of Credit facility raising A$141,489 before transaction costs.

●	On June 5, 2025, we issued 32,500,000 ordinary shares at a price of A$.01550 per share under our Equity Line of Credit facility raising A$504,043 before transaction costs.

●	On June 11, 2025, we issued 35,000,000 ordinary shares at a price of A$.0280 per share under our Equity Line of Credit facility raising A$979,179 before transaction costs.

●	On June 17, 2025, we issued 30,000,000 ordinary shares at a price of A$.0200 per share under our Equity Line of Credit facility raising A$599,674 before transaction costs.

●	On July 25, 2025, we issued 1,057,000 ordinary shares pursuant to the partial exercise of the January 2025 Placement Agent Warrants (as defined below) in a cashless transaction.

●	On August 4, 2025, we issued (i) 14,204,500 ordinary shares at a purchase price of $0.0176 per share, and (ii) the Pre-Funded Warrants to purchase up to 204,547 ADSs, each ADS representing five hundred ordinary shares, at a purchase price of $8.7999 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one ADS at an exercise price of $0.0001 per ADS underlying the Pre-Funded Warrant.

●	On August 19, 2025, we issued 650,000 ordinary shares at a price of A$0.0229 per share under our ATM facility raising A$14,869 before transaction costs.

●	On August 26, 2025, we issued 1,382,500 ordinary shares at a price of A$0.0255 per share under our ATM facility raising A$35,243 before transaction costs.

●	On September 11, 2025, we issued 8,576,000 ordinary shares at a price of A$0.0255 per share under our ATM facility raising A$219,008 before transaction costs.

●	On October 2, 2025, we issued 82,012,000 Ordinary Shares at a price of A$0.0234 per share under our ATM facility raising A$1,863,966.30 before transaction costs.

●	On December 3, 2025, we issued (i) 4,530,854,000 Ordinary Shares and (ii) pre-funded warrants to purchase up to 938,490 ADSs, at a purchase price of $4.9999 per pre-funded warrant in a private placement. Each pre-funded warrant is exercisable for one ADS at an exercise price of $0.0001 per ADS underlying the pre-funded warrant, is immediately exercisable, and will expire when exercised in full. We also issued to the Placement Agent the December 2025 Placement Agent Warrants to purchase up to 700,013 ADSs. The December 2025 Placement Agent Warrants have an exercise price equal to $7.50 per ADS and are exercisable commencing on the date that is 180 days after December 2, 2025 and will expire 5 years from December 2, 2025.

●	On December 10, 2025, we issued 219,841,000 Ordinary Shares pursuant to the exercise of the remaining Alumni Warrant in a cashless transaction.

●	On January 5, 2026, we issued 45,454,000 Ordinary Shares pursuant to the exercise of pre-funded warrants as issued in the August 4, 2025 PIPE.

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, of which this prospectus forms a part.

Interested Directors

Subject to the Corporations Act, neither a director nor that director’s alternate may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest. Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest or being present while such matter is being considered at the board meeting. In addition, the Corporations Act requires shareholder approval of any provision of related party benefits to our directors.

Directors’ Compensation

Our directors are paid remuneration for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The fixed sum remuneration for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as determined by the directors from time to time and, including as a salary, commission or participation in profits and/or subject to the Corporations Act by the issue of shares, options to acquire shares or performance rights or other incentives (or a combination of any of these methods of remuneration).

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, if, at our board’s request, any director performs extra services or makes special exertions, Kazia may remunerate that director by paying for those services and exertions.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for all other travelling, accommodation and other expenses incurred by the directors in attending and returning from general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money or obtain other financial accommodation for Company purposes, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as our board thinks fit.

Retirement of Directors

A director, other than the director who is the Managing Director, must retire from office at the conclusion of three years or following the third annual general meeting after which the director was elected, whichever is longer. If no director is required to retire at an annual general meeting, then the director to retire will be the director who has been longest in office since last being elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with any preferential, deferred or special rights, privileges or conditions or with any restriction (whether in relation to dividends, voting, return of share capital or otherwise) as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend Rights

Subject to our Constitution and the Corporations Act, our board of directors may from time to time determine to pay and declare dividends to shareholders. Except as otherwise provided by law, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting Rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are generally not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent in accordance with the deposit agreement.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the Corporations Act and our Constitution.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares, the Constitution and the Corporations Act.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at the option of Kazia or the holder be, liable to be redeemed or converted into ordinary shares.

Variation or Cancellation of Share Rights

Subject to the Corporations Act and the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

●	a special resolution passed by members holding shares in the class; or

●	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that our directors may make calls on a shareholder for all monies unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Further, the Corporations Act permits shareholders with at least 5% of the votes that may be cast at a general meeting to call, and arrange to hold, a general meeting provided that the members calling such meeting pay the expenses of calling and holding the meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) and the Foreign Acquisitions and Takeovers Regulation 2015 (Cth) (the “Foreign Takeovers Laws”), which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person (as defined under the Foreign Takeovers Laws) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

●	by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Act, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Laws, or where the investor is a foreign government investor (as defined under the Foreign Takeovers Laws) acquiring a direct interest (10% or more) in an Australian company regardless of a monetary threshold.

However, in general terms, any such review or approval under the Foreign Takeovers Laws will only be required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the total assets of the Australian company or the value of the total issued securities of the Australian company is more than A$1,498 million, unless that company operates in certain sensitive industries. Exemptions do not generally apply to investments (regardless of the monetary value) by foreign persons if the Australian company is a national security business or investments in any such company by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to Australia’s national interest or national security. If a foreign person acquires shares, assets or an interest in such shares or assets in an Australian company in contravention of the Foreign Takeovers Laws, the Australian Federal Treasurer may make a range of orders, including an order the divestiture of such person’s shares or interest in shares in that Australian company. Further, breaches of the Foreign Takeovers Laws may result in significant fines or court ordered civil and criminal penalties, including imprisonment and substantial monetary penalties.

Ownership Threshold

There are no specific provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. As we are also a U.S. public company, our shareholders are subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or special rights, privileges or conditions or with any restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities or the holder of ADSs representing those securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time:

●	a person has a relevant interest in issued securities; and

●	the person has:

●	entered or enters into an agreement with another person with respect to the securities;

●	given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

●	granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition has been previously approved by shareholders of Kazia by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a pro rata rights issue;

●	when the acquisition results from the issue of securities under a dividend reinvestment scheme or bonus share plan;

●	when the acquisition results from the issue of securities under certain underwriting arrangements;

●	when the acquisition results from the issue of securities through a will or through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a foreign market approved by the Australian Securities and Investments Commission (“ASIC”); or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The ASIC and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders or any member of the public. However, where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS represents five hundred (500) ordinary shares (or a right to receive five hundred (500) ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary, referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

●	directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name in the Direct Registration System; or

●	indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company.

If you hold ADSs directly, you are a registered ADS holder (an “ADS holder”). This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System (“DRS”) is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights in respect of an Australian company such as Kazia. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

●	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ADSs representing ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ADSs representing ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	●	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	●	Cable, SWIFT and facsimile transmissions (when expressly provided in the deposit agreement)

	●	Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or shares underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
●	Reclassify, split up or consolidate any of the deposited securities	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

●	Distribute securities in respect of deposited shares that are not distributed to you

●	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

●	collect distributions on the deposited securities;

●	sell rights and other property; and

●	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; and

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

When required in order to comply with applicable laws and regulations or our constitution, we may from time to time request each direct and indirect ADS holder to provide to the depositary information relating to: (a) the capacity in which it holds ADSs, (b) the identity of any indirect ADS holders or other persons or entities then or previously interested in those ADSs and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each direct and indirect ADS holder agrees to provide all information known to it in response to a request of that kind. Each indirect ADS holder consents to the disclosure by the direct ADS holder or other indirect ADS holder through which it holds ADSs, of all information responsive to a request of that kind.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

●	the designation, amount and terms of the securities purchasable on exercise of the warrants;

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

●	any material U.S. federal or Australian income tax consequences;

●	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

●	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

●	any information with respect to book-entry procedures;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions of the warrants; and

●	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Kazia.

Each warrant will entitle its holder to purchase the number of ordinary shares represented by ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares represented by ADSs are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

TAXATION

You should carefully read the discussion of the material U.S. federal income and Australian tax considerations associated with the ownership and disposition of our securities set forth in our Annual Report on Form 20-F for the year ended June 30, 2025 under the heading “Item 10. Additional Information – E. Taxation”, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

PLAN OF DISTRIBUTION

Subject to applicable laws, we may sell the securities in any one or more of the following ways from time to time, including any combination thereof:

●	to or through underwriters;

●	to or through dealers;

●	through agents, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	in block trades;

●	directly to one or more purchasers, including our affiliates;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

The prospectus supplement relating to a particular offering of our securities will set forth the terms of such offering, including:

●	the type of securities to be offered;

●	the name or names of any underwriters, dealers or agents and the amounts of the securities underwritten or purchased by each of them;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price;

●	any discounts or concessions allowed or reallowed to be paid to dealers; and

●	any securities exchanges on which the offered securities may be listed

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of the Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below.

Accordingly, if you receive this prospectus in Australia, you confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offering has been made;

●	a person associated with us under section 708(12) of the Corporations Act; or

●	a “professional investor” under section 708(11) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer of an issue of securities made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not sell or offer for sale within Australia any of the securities issued to you within 12 months after those securities have been issued under this prospectus, unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.kaziatherapeutics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Securities;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 9, 2025, July 25, 2025, August 1, 2025, September 11, 2025, October 2, 2025, October 7, 2025, November 18, 2025, December 2, 2025, December 5, 2025, December 10, 2025, December 19, 2025, and January 27, 2026; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Kazia Therapeutics Limited, Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. You may also obtain information about us by visiting our website at www.kaziatherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company limited by shares incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

 You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia, and recognition and enforcement of US judgments in Australia will be dependent on Australian common law.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with any offering of the Securities will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters with respect to Australian law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters with respect to Australian law will be passed upon for us by Baker & McKenzie, Sydney, Australia.

EXPERTS

The consolidated financial statements of Kazia Therapeutics Limited as of June 30, 2025 and 2024, and for each of the three years ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

OFFERING EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee and FINRA filing fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee		$27,620
FINRA filing fee		$30,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Other miscellaneous fees and expenses		*
Total	$	*

*	Estimated expenses not presently known.

Kazia Therapeutics Limited

American Depositary Shares

Pre-Funded Warrants to Purchase American Depositary Shares

Series A Warrants to Purchase American Depositary Shares

Series B Warrants to Purchase American Depositary Shares

PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers

Leerink Partners	Guggenheim Securities

Co-Managers

BTIG	Laidlaw & Company	Needham & Company

             , 2026